                                                            EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 033-52409 on Form S-8 dated  February 25, 1994, Registration Statement No. 033-5711 on Form S-3 dated February 14, 1995, as amended on Form S-3/A dated March 3, 1995 and March 14, 1996, Registration Statement No. 333-59013 on Form S-8 dated July 14, 1998, Registration Statement No. 333-38808 on Form S-8 dated June 8, 2000, Registration Statement No. 333-133453 on Form S-8 dated April 21, 2006, Registration Statement No. 333-137320 on Form S-3D dated September 14, 2006, and Registration Statement No. 333-140352 on Form S-8 dated January 31, 2007, of our reports dated November 21, 2008, relating to the consolidated financial statements and financial statement schedule of New Jersey Resources Corporation and subsidiaries (“the Company”), and the effectiveness of the Company’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness) appearing in this Annual Report on Form 10-K of the Company for the year ended September 30, 2008.

/s/ Deloitte & Touche, LLP
Parsippany, New Jersey

November 21, 2008